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                                                                   Exhibit 99h.4
                                                                   -------------

                    FEEDER FUND MANAGEMENT SERVICES AGREEMENT
                    -----------------------------------------

         AGREEMENT made as of the 22nd day of September, 1998, between SSgA International Liquidity Fund, a Delaware business trust (the "Trust"), and State Street Bank and Trust Company (the "Feeder Fund Manager").

1. Duties of the Feeder Fund Manager; Funds. The Trust hereby appoints the Feeder Fund Manager to act as Feeder Fund Manager to the U.S. Dollar Fund, the Pound Sterling Fund, the Deutsche Mark Fund and the Canadian Dollar Fund (the "Initial Funds" and together with any series of the Trust hereafter covered by this Agreement, "Funds") for the period and on the terms set forth in this Agreement. The Feeder Fund Manager hereby accepts such appointment and agrees to render the services herein set forth. The Trust warrants that the Feeder Fund Manager has been duly appointed to act hereunder.

         In the event that the Trust establishes one or more Funds other than the Initial Funds with respect to which it desires to retain the Feeder Fund Manager to render services hereunder, it shall so notify the Feeder Fund Manager in writing. If the Feeder Fund Manager is willing to render such services, it shall so notify the Trust in writing, whereupon such Fund shall become a Fund hereunder. In such event a writing signed by both the Trust and the Feeder Fund Manager shall be annexed hereto as a part hereof indicating that such additional Fund has become a Fund hereunder.

         The Feeder Fund Manager shall afford to the Trust and its Board of Trustees the advice and assistance of the Feeder Fund Manager's organization in the administration of the Funds. The Feeder Fund Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         Notwithstanding the foregoing, the Feeder Fund Manager shall not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement, be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Funds, nor shall the Feeder Fund Manager be deemed to have assumed hereunder or have any responsibility hereunder with respect to functions specifically assumed by any transfer agent, custodian, or shareholder servicing agent of the Trust or the Funds. It is intended that the assets of the Funds will be invested in portfolios (the "Portfolios") having substantially the same investment objective, policies and restrictions as the Funds. The Portfolios are series of the International Currency Fund, a registered open-end investment company (the "Portfolio Trust"). It is duly recognized that State Street Bank and Trust Company acts as the investment adviser to the Portfolios under an Investment Advisory Agreement. As part of its duties hereunder, however, the Feeder Fund Manager shall obtain from the Portfolios and compile such information about the Portfolios as requested from time to time by the Trust's Board of Trustees.


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         2. Allocation of Charges and Expenses. The Feeder Fund Manager will pay all costs it incurs in connection with the performance of its duties under
Section 1 of this Agreement. The Feeder Fund Manager will pay the compensation and expenses of all if its personnel and will make available, without expense to the Trust, the services of such of its directors, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Notwithstanding the foregoing, the Feeder Fund Manager shall not be obligated to pay the reasonable out-of-pocket expenses incurred by Trustees of the Trust in connection with attendance at meetings of the Board of Trustees. The Feeder Fund Manager will not be required to pay any expenses of the Trust other than those specifically allocated to the Feeder Fund Manager in this Section 2.

         3. Compensation of Feeder Fund Manager. The Board of Trustees of the Trust has currently determined that the Feeder Fund Manager shall receive no compensation from the Trust or the Funds in respect of the services to be rendered and the facilities to be provided by the Feeder Fund Manager under this Agreement. If the parties determine that the Trust or Funds should in the future compensate the Feeder Fund Manager for such services and facilities, such compensation shall be set forth in a new agreement or in an amendment to this Agreement to be entered into by the parties hereto.

         4. Other Interests. It is understood that the Trustees and officers of the Trust and shareholders of the Funds are or may be or become interested in the Feeder Fund Manager are or may be or become interested in the Feeder Fund Manager as directors, officers employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Feeder Fund Manager are or may be or become similarly interested in the Fund, and that the Feeder Fund Manager may be or become interested in the Funds, and that the Feeder Fund Manager may be or become interested in the Funds as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Feeder Fund Manager may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Feeder Fund Manager may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "State Street" or "SSgA" or any combination or derivation thereof as part of their name, and that the Feeder Fund Manager or its affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

         5. Feeder Fund Manager's Services Not Exclusive. The services of the Feeder Fund Manager to the Trust and the Fund are not to be deemed to be exclusive, the Feeder Fund Manager being free to render services to others and engage in other business activities.

         6. Sub-Feeder Fund Managers. The Feeder Fund Manager may employ one or more sub-Feeder Fund Managers from time to time to perform such of the acts and services of the Feeder Fund Manager and upon such terms and conditions as may be agreed upon between the Feeder Fund Manager and such sub-Feeder Fund Managers and approved by the Board of


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Trustees of the Trust.

         7. Duration and Termination of this Agreement. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually
(i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of the Trustees of the Trust who are not interest persons of the Feeder Fund Manager or the Trust.

         Either party hereto may, at any time, on sixty (60) days' prior written notice to the other, terminated this Agreement without the payment of any penalty, by action of Board of Trustees of the Trust or an authorized officer of the Feeder Fund Manager, as the case may be. This Agreement shall terminate automatically in the event of its assignment.

         8. Amendment of the Agreement. This agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved by the (i) vote of a majority of this Trustees of the Trust who are no interested persons of the Feeder Fund Manager of the Trust, and (ii) vote of a majority of the entire Board of Trustees of the Trust.

         9. Limitation of Liability of the Trust and Feeder Fund Manager. The Feeder Fund Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting form willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Feeder Fund Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Feeder Fund Manager, who may be or become an employee of and paid by the Feeder Fund Manager, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as its employee or agent. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. None of the trustees, officers agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. The Funds shall not be liable for any claims against any other series of the Trust.

         With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Feeder Fund Manager shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Feeder Fund Manager by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.



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         10. Name of the Trust. The Trust acknowledges that (i) the initials
"SSgA", (ii) the names "State Street" and "State Street Global Advisors", (iii) the logo consisting of the initials "SSgA" with a globe inside the "g" and (iv) all other related names, initials and logos (collectively with the names, initials and logos referred to above, the "Marks") are the property of the Feeder Fund Manager and its related entities and may be used by the Trust only with the consent of the Feeder Fund Manager. The Feeder Fund Manager consents to the use by the Trust of the name "SSgA International Liquidity Fund" or any other name embodying the initials "SSgA" in such form as the Feeder Fund Manager shall in writing approve, but only on condition and so long as (i) this Agreement shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as in this section provided. The foregoing authorization by the Feeder Fund Manager to the Trust to use said initials as part of a business or name is not exclusive of the right of the Feeder Fund Manager itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Feeder Fund Manager and the Trust, the Feeder Fund Manager has the exclusive right so to authorize others to use the same; the Trust acknowledges and agrees that as between the Feeder Fund Manager and the Trust, the Feeder Fund Manager has the exclusive right so the use, or authorize others to use, said initials and the Trust agrees to take such action as may reasonably be requested by the Feeder Fund Manager to give full effect to the provisions of this section (including, without limitation, consenting to such use of said initials). Without limiting the generality of the foregoing, the Trust agrees that upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Trust, the Trust will, at the request of the Feeder Fund Manager made within six months after the Feeder Fund Manager has knowledge of such termination or violation, use its best efforts to change the name of the the Trust so as to eliminate all reference, if any, to the initials "SSgA", and any other Marks and will not thereafter transact any business in a name containing the initials "SSgA" or any other Marks in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the initials "SSgA" or any other Mark or reference to the Feeder Fund Manager. Such covenants on the part of the Trust shall be binding upon it, its trustees, officers, stockholders, creditors and all other persons claiming under or through it.

         11. Certain Definitions. The terms "assignment" and "interested persons' when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  [Remainder of Page Intentionally Left Blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

                                      SSGA INTERNATIONAL LIQUIDITY FUND



                                      By: /s/ Peter B. Collacott
                                          ----------------------------
                                      Its:  President
                                           ---------------------------

                                      STATE STREET BANK AND TRUST
                                      COMPANY



                                       By: /s/ Timothy B. Harbert
                                          ----------------------------
                                       Its:  Executive Vice President
                                           ---------------------------